Exhibit 10.39
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Blackhawk Network Holdings, Inc., a Delaware corporation, (the “Company”), pursuant to its 2013 Equity Incentive Award Plan (as may be amended from time to time, the “Plan”,) hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (the “RSUs”). Each RSU represents the right to receive one (1) share of Common Stock (each, a “Share”) in accordance with the terms and conditions hereof if applicable vesting conditions are satisfied. This award of RSUs is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together with the Grant Notice, the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in of this Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:	[4-year ratable vesting]
Termination:
If the Participant experiences a Termination of Service prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.1 of this Agreement by (i) withholding Shares otherwise issuable to the Participant upon full vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.1 of this Agreement or the Plan. If the Participant is married, the Participant confirms that his or her spouse has signed the Consent of Spouse attached hereto as Exhibit B.

BLACKHAWK NETWORK HOLDINGS, INC.: PARTICIPANT:		PARTICIPANT:
By:	_____________________________	By:	_____________________________
Print Name:	_____________________________	Print Name:	_____________________________
Title:	_____________________________
Address:	_____________________________	Address:	_____________________________

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

ARTICLE I.

GENERAL

1.1    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2    Definitions. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.

(a)    “Cause” shall have the meaning set forth in the CIC Severance Plan.

(b)    “CIC Severance Plan” shall mean the Company’s Executive Change in Control Severance Plan, as amended from time to time.

(c)    “Disability” shall mean the Participant’s becoming “disabled” (within the meaning of Section 409A of the Code).

(d)    “Good Reason” shall have the meaning set forth in the CIC Severance Plan.

(e)    “Qualifying Termination” shall mean the Participant’s Separation from Service by reason of a termination of employment (i) prior to a Change in Control, due to the Participant’s death or Disability or (ii) following a Change in Control, due to the Participant’s death or Disability, by the Company without Cause or by the Participant for Good Reason.

(f)    “Separation from Service” shall mean the Participant’s “separation from service” from the Company or any Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

(g)    “Vesting Date” shall mean, with respect to a RSU, each date on which the RSUs become vested in accordance with the vesting schedule set forth in the Grant Notice.

ARTICLE II.
TERMS AND CONDITIONS OF RSUS

2.1    Grant of RSUs. Upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or future employment with or service to the Company or any Affiliate and for other good and valuable consideration. In consideration of this grant of RSUs, the Participant agrees to render faithful and efficient services to the Company or its Affiliates. Unless and until the RSUs have fully vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Common Stock or other payment in respect of the RSUs.

2.2    Vesting of RSUs. The RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice, except the RSUs will become fully vested with respect to all the Shares covered thereby upon a Qualifying Termination.

2.3    Payment of RSUs.

(a)    Subject to Section 3.7(b) hereof, Shares underlying the RSUs shall, to the extent vested, be delivered to the Participant (or the Participant’s Permitted Transferee, if applicable) no later than the thirtieth (30th) day following the earliest to occur of: (i) the applicable Vesting Date, (ii) the date of the Participant’s death or (iii) the date of the Participant’s Separation from Service. Notwithstanding anything to the contrary contained herein, the exact payment date of any RSUs shall be determined by the Company in its sole discretion (and the Participant shall not have a right to designate the time of payment).

(b)    All distributions of Shares pursuant to this Section 2.3 shall be made either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion.

(c)    Notwithstanding anything to the contrary contained in the CIC Severance Plan, Section 2.3(a) hereof shall govern the payment timing of the RSUs.

2.4    Forfeiture and Termination of RSUs. All RSUs granted under this Agreement shall be subject to forfeiture and termination in the event of circumstances contemplated by the Grant Notice and this Agreement.

2.5    Conditions to Delivery of Shares. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

2.6    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs or any Shares underlying the RSUs unless and until such Shares shall have been issued by the Company and are held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.2 of the Plan.

2.7    Transaction with BHN. Notwithstanding any provision of the Plan or this Agreement to the contrary, if the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, BHN Holdings, Inc. (“Parent”) and BHN Merger Sub Inc., dated as of January 15, 2018 (the “Merger Agreement”), are consummated, the RSUs shall be adjusted in accordance with Section 4.3(c)(iii) of the Merger Agreement, and following such adjustment, any references to “Shares” in this Agreement shall be understood to refer to shares of “Parent Capital Stock” (as defined in the Merger Agreement).

ARTICLE III.

MISCELLANEOUS PROVISIONS

3.1    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company (including without limitation, as provided in the Grant Notice), an amount sufficient to satisfy all applicable federal, state and local taxes (based on the minimum statutory withholding rates) required by law to be withheld (if any) with respect to any taxable event arising in connection with the RSUs. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant arising in connection with the RSUs or payments thereunder. To the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the RSUs prior to the applicable vesting date, the Administrator shall accelerate the payment of a portion of the award of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations. Notwithstanding any provision of the Plan or this Agreement to the contrary, if the transactions contemplated by the Merger Agreement are consummated, any tax obligations incurred by the Participant in respect of his or her RSUs shall be satisfied through Parent’s withholding of a number of shares of Parent Capital Stock with a fair market value (determined in a manner no less favorable than such determinations are made with respect to the valuation of Parent Capital Stock for purposes of equity or equity-based awards in respect of Parent Capital Stock granted after the closing date of the transactions contemplated by the Merger Agreement (the “Closing Date”)) equal to the amount of such tax obligations.

3.2    Administration. The Administrator shall have the power to interpret the Plan and this Agreement as provided in the Plan. Except as provided in the CIC Severance Plan, all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.

3.3    Grant Not Transferable. Without limiting the generality of any other provision hereof, the RSUs shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

3.4    Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.

3.5    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and any Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.6    Participant’s Representations. The Participant shall, if required by the Company, concurrently with the issuance of any securities hereunder, make such written representations as are deemed necessary or appropriate by the Company and/or the Company’s counsel.

3.7    Section 409A.

(a)    General. To the extent applicable, this Agreement shall be administered and interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A for short-term deferral amounts, the separation pay exception or any other exception or exclusion under Section 409A. In no event may the Participant, directly or indirectly, designate the calendar year of any payment under this Agreement.

(b)    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six (6)-month period following the Participant’s Separation from Service to the extent that the Administrator determines that the Participant is a “specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement.

3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.9    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.12    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.13    Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.14    Entire Agreement. The Plan and this Agreement (including all Exhibits thereto, if any) and the CIC Severance Plan constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.15    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.16    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.17    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.18    Claw-Back Policy. The RSUs shall be subject to any claw-back policy implemented by the Company prior to the Closing Date, in accordance with Section 11.5(b) of the Plan.

EXHIBIT B
TO RESTRICTED STOCK UNIT GRANT NOTICE
CONSENT OF SPOUSE

I, _________________________________, spouse of ______________________________, have read and approve the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Unit Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of Blackhawk Network Holdings, Inc. set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Blackhawk Network Holdings, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:____________	_____________________________
Signature of Spouse

B-1